AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger ("Agreement"), dated as of December 30, 1996, by and between Ronden Vending Corp., a Florida corporation ("Ronden Vending") and Ronden Acquisition, Inc., a Florida corporation ("Ronden Acquisition").

                             BACKGROUND INFORMATION

         Ronden Acquisition is wholly owned subsidiary of Ronden Vending. The board of directors of each of Ronden Vending and Ronden Acquisition, by affirmative vote of a majority of the members of each such board furnished at a meeting properly noticed and convened to consider and act upon such issue or by unanimous written consent of the members of the Board of Directors, has determined that it is advisable and to the advantage of each such corporation and its respective shareholders that Ronden Acquisition be merged into Ronden Vending, at the conclusion of which Ronden Vending shall remain as the surviving or resulting entity and the corporate existence of Ronden Acquisition shall terminate and expire. In furtherance thereof, each board has approved and adopted the terms of this Agreement. Accordingly, in consideration of the representations, covenants, agreements and other provisions set forth herein, Ronden Vending and Ronden Acquisition (collectively "Constituent Corporations") hereby agree to effect a statutory merger of their respective entities as follows:

                              OPERATIVE PROVISIONS

         1. Merger. In accordance with applicable  provision of Florida Statutes
Section 607.1104, at the Effective Date (as defined below), Ronden Acquisition, a wholly owned subsidiary of Ronden Vending, shall be merged with and into Ronden Vending (the "Merger") and Ronden Vending shall constitute the surviving and resulting corporation of such Merger (Ronden Vending being hereinafter sometimes referred to as the "Surviving Corporation"). The separate and corporate existence pursuant to the laws of Florida under its present name.

         2. Effective Date. The merger shall become effective on the date the Articles of Merger reflecting the Merger are filed with the Florida Secretary of State (the "Effective Date").

         3. Surviving Corporation. The Surviving Corporation shall possess and retain every interest in all assets and property of every description. The rights, privileges, immunities powers, franchises and authority, of a public as well as private nature of each of th Constituent Coronations shall be vested in the Surviving Corporation without further act or deed. The title to and any interest in all real estate vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

         4. Obligations. All obligations belonging to or due to each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations existing as of the Effective Date.


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         5. Terms of Merger.  Upon the  Effective  Date of the Merger all of the
issued and outstanding shares of the common capital stock of Ronden Acquisition shall be deemed cancelled and voided.

         6. Articles of Incorporation. The articles of incorporation of Ronden Vending in effect immediately prior to the Effective Date shall continue without change and be the articles of incorporation of the Surviving Corporation.

         7. Counterparts.   This Plan of Merger may be  executed  in one or more
counterparts, each of which shall be deemed to be an original.

         In witness whereof, Ronden Vending and Ronden Acquisition have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first written above.

Ronden Vending Corp.

By: /s/ G. David George
-----------------------
        G. David George, Chief Executive Officer

By: /s/ Joy Harrington, Sect.
-----------------------------
        Joy Harrington, Secretary

Ronden Acquisition, Inc.

By: /s/ G. David George
-----------------------
        G. David George, Chief Executive Officer

By: /s/ Joy Harrington, Sect.
-----------------------------
        Joy Harrington, Secretary